FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
     -----

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
BRADLEY D. AVEY

                               September 21, 2000




R. C. Cunningham II, President
Sooner Holdings, Inc.
2680 West Interstate 40
Oklahoma City, OK  73108

                                    Re:     Sooner Holdings, Inc.

Dear Mr. Cunningham:

        The undersigned is named in the Form SB-2 Registration Statement of Sooner Holdings, Inc. (the "Company"), an Oklahoma corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with the registration of 1,000,000 shares of Common Stock being offered by one selling security holder. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

        The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                                   Sincerely,


                                            /s/ Thomas J. Kenan

                                            Thomas J. Kenan





                                                                      Exhibit 23
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